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                                                                   Exhibit 10.23

Employment Agreement, dated as of December 15, 1989, between Daniel J. Altobello and Caterair International Corporation.


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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of this 15th day of December, 1989, by and between CATERAIR INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and Daniel J. Altobello, residing at 9727 Avenel Farm Drive, Potomac, Maryland 20854 (the "Employee").

         WHEREAS, the Company is a wholly-owned subsidiary of Caterair Holdings Corporation, a Delaware corporation ("Holdings");

         WHEREAS, Holdings and the Company have entered into an Exchange Agreement dated July 10, 1989 (the "Exchange Agreement") with Marriott Corporation ("Marriott") and certain of its subsidiaries pursuant to which Holdings, the Company and the subsidiaries of the Company will acquire the assets and liabilities of Marriott's In-Flite Services Division (the "Acquisition"), subject to the terms and conditions of the Exchange Agreement;

         WHEREAS, subject to the consummation of the Acquisition, the Board of Directors of the Company desires that the Company employ the Employee, and the Employee is willing to be employed and serve the Company, on the terms and conditions herein provided; and
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         WHEREAS, in order to effect the foregoing, the parties hereto wish to enter into an employment agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound legally hereby, the parties hereto agree as follows;

         1. Employment. On the terms and conditions set forth in this Agreement (including, without limitation, the condition set forth in Section 15 hereof), the Company agrees to employ the Employee and the Employee agrees to be employed by the Company for the term set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof.

         2. Term. The employment of the Employee by the Company as provided in
Section 1 hereof will commence on the date of the consummation of the Acquisition (the "Commencement Date") and end on the fifth anniversary of such date (the "Initial Term"), and thereafter shall continue from year to year for additional one (1) year terms (the "Additional Terms"), unless and until either party shall give notice of its intent to terminate not less than ninety (90) days prior to the end of the then-current Initial Term or Additional Term, which termination shall be effective at the expiration of said term








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(the "Expiration Date"), or until sooner terminated as hereinafter set forth.

         3. Position and Duties. The Employee shall serve as President and Chief Executive Officer of the Company, with such duties and responsibilities as the Board of Directors of the Company may from time to time determine and assign to the Employee. The Employee shall devote the Employee's reasonable best efforts and full business time to the performance of the Employee's duties and the advancement of the business and affairs of the Company. The Employee shall serve without additional compensation as set forth in Section 5 hereof, if elected or appointed to one or more offices or as a director of any of the subsidiaries or affiliates of the Company.

         4. Place of Performance. In connection with the Employee's employment by the Company, the Employee shall be based at the principal executive offices of the Company located in Potomac, Maryland, except for required travel on the Company's business.

         5. Compensation and Related Matters.

            5(a) The Company shall pay to the Employee an annual base salary (the "Base Salary") at the rate of Three Hundred Ninety Five Thousand Dollars ($395,000.00), such rate to be in effect from the Commencement Date until December 28, 1990. During each subsequent fiscal year of the Company (each such fiscal year consisting of a period of 52 or 53 weeks


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ending on the Friday closest to December 31) until the Expiration Date or the termination of this Agreement, the Employee's Base Salary shall be at the annual rate as determined by the Board of Directors of the Company. The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the Company's payroll procedures. The Company shall deduct and withhold all necessary social security and withholding taxes and any other similar sums required by law or authorized by the Employee with respect to the payment of the Base Salary.

             5(b) The Employee shall be entitled to participate in such plans and to receive such bonuses, incentive compensation and fringe benefits as may be granted or established by the Company from time to time.

         6. Expenses. The Employee is authorized to incur reasonable expenses in connection with conducting and promoting the business and affairs of the Company, including expenses for travel and similar items, subject to limitations and restrictions set by the Company from time to time. The Company will reimburse the Employee for such expenses on a biweekly or other regular basis, upon the presentation by the Employee of an itemized account of such expenditures, consistent with Procedures established by the Company, together with such receipts or other evidence as shall be required by the Company for tax or accounting purposes.




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         7. Confidential Information: Unauthorized Disclosure.
            7(a) The Employee recognizes and acknowledges that (i) all plans, systems, methods, designs, programs, procedures, books and records relating to the operations, practices and personnel Of Marriott's In-Flite Services Division, the Company, and of any subsidiary or affiliate of the Company (whether instituted or commenced prior or subsequent to the date hereof and whether or not initially instituted or commenced by Marriott, the Company, or by any such subsidiary or affiliate thereof); and (ii) all other records, documents and information concerning Marriott's In-Flite Services Division's, the Company's or any of its subsidiaries' or affiliates' business activities practices and procedures, as there may exist from time to time, constitute and will constitute valuable, special and unique assets of the Company's and of any such subsidiary's or affiliate's business. The Employee therefore covenants and agrees that the Employee will not ever, at any time, without the prior written consent of the Board of Directors of the Company or a person authorized thereby, publish or disclose to any third party or use for the Employee's own benefit or advantage, or make available for others to use, any part of such confidential information which was disclosed to the Employee as a result of the Employee's employment with Marriott's In-Flite Services Division or may be disclosed to the Employee as a result of the




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Employee's employment hereunder, to the extent such information has theretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

            7(b) The Employee acknowledges that the restrictions contained in
Section 7(a) are reasonable and necessary, in view of the nature of the Company's and its subsidiaries' and affiliates' business, in order to protect the legitimate interests of the Company and its subsidiaries and affiliates, and that any violation thereof would result in irreparable injury to the Company and its subsidiaries and affiliates. The Employee agrees, therefore, that in the event of a breach or threatened breach by the Employee of the provisions of
Section 7(a), the Company or any of its subsidiaries or affiliates shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining the Employee from disclosing or using any such confidential information.

            7(c) Nothing herein shall be construed as prohibiting the Company or its subsidiaries or affiliates from pursuing any other remedies available to them or any of them for such breach or threatened breach, including recovery of damages from the Employee.

         8. Termination of Employment.

            8(a) The Employee's employment hereunder shall terminate upon the Employee's death.




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            8(b) The Company may terminate the Employee's employment hereunder under the following circumstances:

                 (i) If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been unable to perform all of the Employee's duties hereunder by reason of illness, or physical or mental disability or other similar incapacity, which inability shall continue for more than four (4) consecutive months, the Company may terminate the Employee's employment hereunder.

                (ii) The Company may terminate the Employee's employment hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon the (A) failure of the Employee (other than for the reasons described in Sections 8(a) and 8(b)(i) hereof) to perform or observe any of the material terms or provisions of this Agreement; (B) negligent performance of the Employee's duties under this Agreement and the failure of the Employee to provide the Board of Directors of the Company with a satisfactory explanation of the Employee's actions (or inaction); (C) misconduct or other similar action on the part of the Employee that is materially damaging or detrimental to the Company; (D) conviction of the Employee of a crime involving a felony, fraud, embezzlement or the like; or (E) misappropriation of the Company's funds or misuse of the Company's assets by the Employee.

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                8(c) The Employee may terminate the Employee's employment
hereunder for "Good Reason." For purposes of this Agreement, the Employee shall have "Good Reason" to terminate the Employee's employment hereunder upon the (i) failure of the Company to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within fifteen (15) days after written notice of such default and demand for performance has been given to the Company by the Employee, which notice and demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; provided, however, that if cure is impossible within such fifteen (15) day period, it shall be sufficient for the Company to commence such cure within said fifteen (15) day period, and pursue such cure diligently to completion within the shortest possible reasonable time; (ii) assignment of duties materially and adversely inconsistent with the Employee's position, duties, responsibilities and status with the Company, without the Employee's consent; or (iii) failure by the Company to obtain the express assumption of the Company's obligations to perform this Agreement, by any successor to all or substantially all of the business or assets of the Company, when required by Section 12(a) hereof.

                8(d) Any termination of the Employee's employment by the Company or by the Employee (other than



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pursuant to Section 8(a) hereof) shall be communicated by written "Notice of
Termination" to the other party hereto in accordance with Section 20 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                8(e) For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Employee's employment is terminated by the Employee's death, the date of the Employee's death; (ii) if the Employee's employment is terminated pursuant to Section 8(b)(i) hereof, thirty (30) days after Notice of Termination, provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty
(30) day period; (iii) if the Employee's employment is terminated pursuant to
Section 8(b)(ii) or Section 8(c) hereof, the date specified in the Notice of Termination; and (iv) if the Employee's employment is terminated for any other reason, the date on which Notice of Termination is given.

         9. Compensation Upon Termination. 9(a) If the Employee's employment is terminated by the Employee's death, the Company shall pay to the

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Employee's estate, or as may be directed by the legal representatives of such estate, the Employee's full Base Salary set forth in Section 5(a) hereof through the Date of Termination at the rate in effect at the time of the Employee's death and all other unpaid amounts, if any, to which the Employee is entitled as of such date in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Section 5(b) hereof, at the time such payments are due.

            9(b) During any period that the Employee fails to perform the Employee's duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Employee shall continue to receive the Employee's full Base Salary set forth in Section 5(a) hereof through the Date of Termination at the rate in effect at the time the Notice of Termination is given and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Section 5(b) hereof, at the time such payments are due; provided that payments so made to the Employee during the disability period shall be reduced by the sum of the amounts, if any, payable to the Employee at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment.


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            9(c) If in breach of this Agreement the Employee shall terminate the
Employee's employment othet than for Good Reason, or the Company terminates the Employee's employment for Cause as provided in Section 8(b)(ii), the Company shall pay the Employee the Employee's full Base Salary set forth in Section 5(a) hereof through the Date of Termination at the rate in effect at the time Notice of Termination in given, and the Company shall have no further obligations to the Employee under this Agreement.

            9(d) If in breach of this Agreement the Company shall terminate the Employee's employment other then for Cause, or the Employee terminates the Employee's employment for Good Reason as provided in Section 8(c) hereof, the Company shall pay the Employee (i) the Employee's full Base Salary set forth in
Section 5(a) hereof through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination in connection with any fringe benefits or under any compensation plan or program of the Company pursuant to Section 5(b) hereof, at the time such payments are due; and (ii) the full Base Salary and any other amounts that would have been payable to the Employee under Section 5(a) and Section 5(b) hereof from the Date of Termination through the Expiration Date, at the time such payments are due; provided, however, that if the termination of



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employment occurs in connection with or as a result of a "change in control," as defined in Section 9(e)(ii) hereof, the amount payable to the Employee under this Section 9(d) shall not exceed the amount that will be payable under Section 9(e)(i) as limited by Section 9(f).

            9(e)(i) If during the term of this Agreement there is a change in control of the Company, the Employee shall be entitled to receive as a severance payment a lump sum cash payment as provided for herein (subject to Section 9(f) below) in the event the Employee's employment is terminated, voluntarily or involuntarily, in connection with or within one year after the change in control of the Company, unless such termination occurs by virtue of normal retirement, permanent and total disability or death. Subject to Section 9(f) below, the amount of this payment shall equal three times the Base Amount, less one dollar. The "Base Amount" shall be the Employee's average annualized compensation that was payable by the Company and was includible in the Employee's gross income for federal income tax purposes with respect to the five most recent taxable years of the Employee ending before such change in control. If the Employee has been employed by the Company for part but less than all of such five-taxable-year period, the Base Amount shall be determined by first annualizing the compensation paid to the Employee during any partial taxable year included in the period of employment, in accordance with


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regulations issued under Section 28OG of the Internal Revenue Code of 1986, as amended (the "Code"), and then dividing the sum of the compensation paid during the full taxable year(s) plus the annualized compensation paid during the partial year by the number of full and partial taxable years included in the period of employment. If the Employee was not employed by the Company during any portion of such five-taxable-year period, the Base Amount shall be determined by annualizing the Employee's compensation for the period during which he was employed by the Company, in accordance with such regulations. Payment under this
Section 9(e)(i) shall be in lieu of any amount owed to the Employee under
Section 9(d) hereof. However, payment under this Section 9(e)(i) shall not be reduced by any compensation that the Employee may receive from other employment with another employer after termination of the Employee's employment with the Company.

            9(e)(ii) A "change in control" of the Company for purposes of this Agreement shall be deemed to have taken place if (A) The Carlyle Group, L.P., In-Flite Acquisition Partners, L.P., In-Flite Acquisition Partners II, L.P., and Messrs. Altobello and Malek (or upon the death of Messrs. Altobello or Malek, any heir, executor, administrator, testamentary trustee, legatee, beneficiary or distributee of Messrs. Altobello or Malek) no longer have the power to vote, directly or indirectly, whether through record or beneficial


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ownership, a voting trust arrangement, or other contractual arrangement, a majority of the voting shares of the Company, or (B) all or substantially all Of the Company's assets are sold to any person, or (C) the Company is liquidated or dissolved or adopts a plan of liquidation. For purposes of this Section 9(e)(ii), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company, or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

            9(f) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between the Employee and the Company, other than an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(f) (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or

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other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the necessary reductions shall occur and the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and any Benefit Plans that should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

            9(g) Mitigation. The Employee shall not be required to mitigate amounts payable pursuant to Section 9 hereof by seeking other employment or otherwise. If, however, the Employee shall receive compensation from employment with any other employer during the relevant period set forth Section 9, the payments to be made under the provisions of Sections 9(c) or 9(d) shall be correspondingly reduced.

         10. Post-Termination Obligation. The Employee shall, upon reasonable notice, furnish such information and proper



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assistance to Caterair as may reasonably be required by Caterair in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

         11. Insurance. The Company shall have the right to purchase such policies of insurance on the life of the Employee as may be determined by the Company in its sole discretion and as may be available, at the sole cost and expense of the Company, and naming the Company as owner and beneficiary, and the Employee shall cooperate in the placement thereof.

         12. Successors; Binding Agreement.
             12(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by an assumption agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to or simultaneously with the effectiveness of any such succession shall entitle the Employee to terminate the Employee's employment for Good Reason as set forth in Section 8(c) hereof.

             12(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, legal representatives, successors and assigns.



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         13. Amendment: Waiver. This Agreement shall not be amended, altered or modified ezcept by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

         14. Survival. It is the express intention and agreement of the parties hereto that the provisions of Section 7 and Section 10 shall survive the termination of employment of the Employee. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

         15. Condition Precedent. Notwithstanding any other provision of this Agreement, all of the obligations of the parties hereto under this Agreement are expressly conditioned on the prior or simultaneous consummation of the Acquisition pursuant to the terms of the Exchange Agreement.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the




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subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

         17. Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement.

         18. Law Applicable. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

         19. Headings. The section or subsection headings contained in this Agreement are inserted for convenience of reference only and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         20. Notice. All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage



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prepaid, or transmitted by hand delivery, telegram or telex, addressed as follows:

             If to the Employee:

                  Daniel J. Altobello
                  9727 Avenel Farm Drive
                  Potomac, Maryland 20854

             If to the Company:

                  Caterair International Corporation
                  7811 Montrose Road
                  Suite 400
                  Potomac, Maryland 20854

                  Attention: Chairman of the Compensation Committee

             With a copy (which shall not constitute notice) to:

                  Senior Vice President and General Counsel
                  Caterair International Corporation
                  7811 Montrose Road
                  Suite 400
                  Potomac, Maryland 20854

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation




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         21, Execution. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear an each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                          CATERAIR INTERNATIONAL CORPORATION


                                          By: /s/ Angelo D. Bizzarro
                                             -----------------------------------
                                             Name: Angelo D. Bizzarro
                                             Title: Executive Vice President

                                          EMPLOYEE

                                              /s/ Daniel J. Altobello
                                          --------------------------------------
                                                  Daniel J. Altobello




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